THE RBB FUND TRUST 485BPOS

Exhibit 99(e)(11)

SEVENTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This seventh amendment ("Amendment") to the ETF Distribution Agreement (the "Agreement") dated as of November 25, 2022, by and between The RBB Fund Trust and Quasar Distributors, LLC (together, “Parties") is effective as of March 11, 2026.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.        Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.        Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.        Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.        This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

THE RBB FUND TRUST		QUASAR DISTRIBUTORS, LLC

By:	/s/ James G. Shaw	By:	/s/ Teresa Cowan
Name: James G. Shaw		Name: Teresa Cowan
Title: CFO/COO & Secretary		Title: President
Date: 3/11/2026		Date: 3.11.26

EXHIBIT A

Series of The RBB Fund Trust

Tweedy, Browne Insider+ Value ETF

Longview Advantage ETF (fka LRP Dynamic US Core ETF)

First Eagle Global Equity ETF

First Eagle Overseas Equity ETF

Advent Convertible Bond ETF

Twin Oak Enhanced Credit ETF

Wayfinder Dynamic U.S. Interest Rate ETF

Wayfinder U.S. Dispersion ETF

Wayfinder Gold ETF

Wayfinder Oil ETF

Wayfinder U.S. Market Better Beta ETF

Wayfinder Saber ETF

Twin Oak Endure ETF

Twin Oak Active Opportunities II ETF

Twin Oak Active Opportunities III ETF

MUFG Japan Small Cap Active ETF

Longview Advantage Fixed Income ETF

Longview Advantage Real Estate ETF

Twin Oak Enhanced Equity ETF

Twin Oak Enhanced Fixed Income ETF

Twin Oak Global Equity ETF

Twin Oak Strategic Solutions ETF

Twin Oak Hedged Opportunities ETF

Twin Oak Apex Opportunities ETF

M.D. Sass Concentrated Value ETF

Pathfinder Focused Opportunities ETF

Pathfinder Disciplined US Equity ETF

The Snowball ETF

Equity Partners ETF